UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2008

BEVERLY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52411	76-0720654
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 155
33rd Northwest 185th
Portland Oregon  97229
(Address of principal executive offices) (zip code)

503-520-1376
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

Item 5.06	Change in Shell Company Status.

On June 14, 2008, Beverly Holdings, Inc. (the “Company”, “Beverly”, “we”, “us”, “our”, and the like) entered in to a Business Development Agreement (the “Mira Agreement”) with MIRA, LLC, a Nevada limited liability company (“MIRA”). The Mira Agreement is filed as an exhibit to this report and the description of it herein is qualified in its entirety by its terms. Pursuant to the Mira Agreement, we engaged MIRA and its owners (collectively the “Consultants”) to provide us with consulting services with respect to our proposed entry into the financial service business employing so-called reverse mortgages as our initial financial product offering. In this regard, we engaged the Consultants to, among other things, conceptualize, develop, implement, and execute a plan that will cause the formation, start-up, and operation of a financial service business providing reverse mortgage, insurance, and/or other investment advisory or financial services to the senior market, together with ancillary products and services that Consultants determine may provide profit opportunities for our new business. The Mira Agreement served to formalize the prior informal relationship between us and the Consultants.

Pursuant to the Mira Agreement, the Consultants will identify and engage the initial management team, identify and negotiate the acquisition terms of an existing mortgage brokerage company we will acquire, and develop and contract for operational procedures and systems necessary to market, sell, and close reverse mortgage transactions. Pursuant to the Mira Agreement, we have the option to acquire for a period of one year from the date of the execution of the Mira Agreement, various contractual arrangements and other rights negotiated by MIRA and deemed necessary to engage in the reverse mortgage business (the “Business Acquisition”). The Mira Agreement gives the Consultants significant discretion in deciding exactly how and to what extent our entry into the reverse mortgage business will be developed. No assurance can be given that either the Consultants or we will be successful at entering into or developing a reverse mortgage business.

Pursuant to the terms of the Mira Agreement and in addition to other compensation specified in the Mira Agreement, we issued and delivered to the Consultants, an aggregate of 42,000,000 shares of our common stock to the Consultants for their services rendered and to be rendered (the “Engagement Shares”).  At such time as the Business Acquisition is closed, we will issue an additional aggregate 13,904,730 shares of our common stock to the Consultants (the “Business Plan Shares”).

We may repurchase the Engagement Shares issued and delivered to the Consultants for $.0001 per share in the event the Consultants do not meet certain performance targets, including the updating of our periodic reports required by the Securities and Exchange Commission by September 30, 2008, entering into a binding purchase agreement with a suitable mortgage company by August 31, 2008 or obtaining a listing on the pink sheets by December 31, 2008.

If we do not exercise our option to acquire the plan to develop the reverse mortgage business, then the Consultants shall have the sole right in such plan to develop the reverse mortgage business.  Further, Consultants may advise us that they intend to terminate our option to acquire the plan to develop the reverse mortgage business or the Consultants may within the one year period from the execution of the MIRA Agreement reacquire the plan to develop the reverse mortgage business regardless of whether we have exercised our option.  In the event that we do not exercise our option or the Consultants exercise its option, then the Consultants shall return an aggregate of 36,000,000 shares of common stock to the Company for cancellation that have previously been issued to the Consultants.  It can also be expected that we will issue additional shares of common stock to attract and retain experienced management.

Further, we agreed to raise the required funding, no less than $500,000, to pay expenses associated with the Consultant’s efforts on our behalf, including the fees necessary to update our periodic reports with the U.S. Securities and Exchange Commission (“SEC”), and the fees of other independent consultants who assist in the development of our new business, and who may also agree to assume senior management roles with us upon or before our entry into any reverse mortgage business developed.  In contemplation of the finalization of the terms of the Mira Agreement, we sold and issued 12% convertible debentures in the principal amount of $440,000.  The debentures were issued between October 2007 and April 2008, mature one year from the date of issuance and are convertible into shares of common stock at $0.50 per share.

Upon the acquisition of the development of the plan to develop the reverse mortgage business, we will pay MIRA a monthly fee of $15,000 as well as reimburse each of the Consultants for their expenses.  Further, for a period of 30 years commencing upon the acquisition of the reverse mortgage business, we granted the Consultants an aggregate payment equal to 6% of all of our revenue from all sources for a period of 30 years to be paid no later than 45 days following the end of each fiscal quarter.

In contemplation of the obligations undertaken in the Mira Agreement and subject to compliance with SEC regulations. we have obtained shareholder approval to increase our authorized shares of common stock from 50,000,000 to 100,000,000 and to change our name to “MIRA Financial Corporation”.   We intend to file a preliminary 14c information statement with the SEC in the near future.

In contemplation of moving forward with this plan of business and entering into the Mira Agreement, Mr. Roylance was appointed to serve as CEO on December 20, 2007. Mr. Roylance will resign and be replaced at such time as we formally enter the reverse mortgage business. MIRA is an affiliate of Beverly in that the majority of its owners are shareholders of Beverly, including Mr. Roylance.

Jonathan Y. Roylance, presently serves as the Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director.  Mr. Roylance, 59, is a twenty-five year veteran of securities related business, both as an NASD registered member, and as a private consultant.  For the past 12 years, Mr. Roylance has acted as president of Tiger Lewis Inc., a corporate finance and business development consultant.

The shares issued to the Consultants and the 12% convertible debentures issued to the investors were offered and sold to the accredited investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated thereunder. Each of the Consultants and investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of 12% Convertible Debenture

10.1	Business Development Agreement made and entered into by and between MIRA LLC, Robert Kendrick, Jonathan Roylance, Peter Gadkowski and Beverly Holdings, Inc. dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEVERLY HOLDINGS, INC.

Dated: June 24, 2008	By:	/s/ Jonathan Roylance
Name: Jonathan Roylance
Title: Chief Executive Officer